Morgan Stanley California Quality Municipal Securities
Item 77(o) 10f-3 Transactions
October 1, 2000- March 31, 2001


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Los Angeles
Department
of Water
and Power


03/07/01


$101.580


1,000,000


1.81%


$1,140,665,000


0.09%


JP Morgan
Los Angeles
Department
of Water
and Power


03/07/01


$97.178


2,000,000


0.97%


$1,140,665,000


0.18%
Ramirez/
Loop


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